                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant             [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                                  ZYMETX, INC.
                                  ------------
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                  ZYMETX, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 13, 2000


To the stockholders of ZymeTx, Inc.

Date:    Tuesday, December 13, 2000
Time:    10:00 a.m.
Place:   Wileman Learning Center/Lytle Foyer
         Oklahoma Medical Research Foundation
         825 N.E. 13th Street
         Oklahoma City, Oklahoma 73104


         We will hold our Annual Meeting of Stockholders on Tuesday, December 13, 2000 at 10:00 a.m., Central Standard Time, at the Wileman Learning Center/Lytle Foyer, at the Oklahoma Medical Research Foundation. During the meeting, you will be asked to consider and take action on the following items:

         (1) To elect three Class III directors, each for a term of three years;

         (2) To approve an increase in the shares of common stock, $.001 par value, subject to the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan from 1,000,000 shares to 1,250,000 shares under both stock option plans collectively;

         (3) To approve and ratify a proposal to adopt the ZymeTx, Inc. Consultants Stock Option Plan covering an aggregate of 100,000 options to purchase shares of our common stock;

         (4) To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2001; and

         (5) To transact any other business properly brought before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on November 14, 2000, will be entitled to vote at the meeting or any adjournment thereof.

         To ensure the presence of a quorum at the meeting, please sign and promptly return the enclosed proxy in the accompanying self-addressed envelope, which requires no postage if mailed in the United Sates. You may revoke your proxy at any time before the shares to which it relates are voted at the annual meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        G. Carl Gibson, Secretary

Oklahoma City, Oklahoma
November 14, 2000

                                  ZYMETX, INC.

                         800 Research Parkway, Suite 100
                          Oklahoma City, Oklahoma 73104

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 13, 2000

         This proxy statement and the accompanying proxy are first being mailed on or about November 14, 2000, to owners of shares of ZymeTx, Inc. common stock in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Stockholders. The meeting will be held on Wednesday, December 13, 2000, at 10:00 a.m. Central Standard Time, at the Wileman Learning Center/Lytle Foyer, at the Oklahoma Medical Research Foundation, 825 N.E. 13th Street, Oklahoma City, Oklahoma 73104.

                                     GENERAL

OUTSTANDING SHARES AND VOTING RIGHTS; VOTING PROCEDURES

         At November 10, 2000, we had outstanding 6,845,394 shares of common stock, $.001 par value. Holders of record of our common stock at the close of business on November 14, 2000 may vote at the meeting. A majority of the outstanding shares of common stock is necessary to constitute a quorum. The affirmative vote of a majority of the outstanding shares of common stock present at the meeting, in person or by proxy, is required for each of the matters being voted on.

         A proxy is a person you appoint to vote on your behalf. If you are unable to attend the meeting, we encourage you to appoint a proxy to vote your shares of common stock. You may vote on the matters to be presented at the meeting by marking your preferences on the enclosed proxy card and by dating, signing, and returning the proxy card in the enclosed envelope. If you attend the meeting you may revoke your proxy and vote in person, even if you signed and mailed the enclosed proxy card.

         By signing the enclosed proxy card you will designate James R. Tolbert III, our Chairman, and G. Carl Gibson, our Vice President, Controller and Secretary, as your proxies. They may act together or individually on your behalf, and will have authority to appoint a substitute to act as proxy. Your proxy will vote according to the instructions on your proxy card. If you do not indicate a preference on the proxy card, the proxy will vote (i) "FOR" the nominees to serve as Class III Directors; (ii) "FOR" an increase in the number of shares of common stock subject to the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan from 1,000,000 shares to 1,250,000 shares under both stock option plans collectively; (iii) "FOR" the adoption of the ZymeTx, Inc. Consultants Stock Option Plan; and (iv) "FOR" the ratification and selection of Ernst & Young LLP as independent auditors.

     You may revoke your proxy at any time before the shares are voted by either:

         o notifying our Secretary, G. Carl Gibson, in writing, at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, that you are revoking your proxy;

         o        attending the meeting and voting by ballot; or

         o        submitting a new proxy card.

         We do not anticipate that matters other than those described above will be submitted for a vote at the meeting. The proxies are authorized, however, to vote on your behalf using their best judgment on any other business that properly comes before the meeting.

         If you abstain from voting we will treat it as if you were present or represented at the meeting. However, if you do not vote we will treat it as if you were not present or represented at the meeting.

RECORD DATE

         All holders of common stock at the close of business on November 14, 2000 are entitled to receive notice of and to vote at the annual meeting. Each outstanding share of common stock is entitled to one vote on all matters submitted at the meeting. You do not have cumulative voting rights.

EXPENSES OF SOLICITATION AND REIMBURSEMENT OF NOMINEES

         We will bear all costs incurred in preparing, printing, assembling and mailing the proxy statement and all accompanying and supplemental documents, and all costs of soliciting the proxies. We will primarily solicit proxies by mail. However, our officers and regular employees may solicit proxies by telephone, facsimile transmission, e-mail or personal calls. We will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy and solicitation material to the owners of common stock.

STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at our next annual meeting of stockholders must be delivered by July 18, 2001 to G. Carl Gibson, at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104. You should submit any proposal by a method that permits you to prove the date of delivery to us.

                          SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

         The following table shows information regarding the beneficial ownership of our common stock as of November 10, 2000, by:

           o each person we know to be the beneficial owner of at least 5% of our common stock;

           o   each named executive officer;

           o   each director; and

           o   all directors and executive officers as a group.

         Unless otherwise indicated, all stockholders set forth below have the same principal business address as the company.

                                                          NUMBER OF SHARES                 PERCENT OF
        NAME AND ADDRESS                                BENEFICIALLY OWNED(1)               CLASS(1)
        ----------------                                ---------------------              ----------
        US Ventech, Inc.
        c/o Friedli Corporate Finance
        AG Freigustrasse 5
        Zurich, Switzerland 8002                                456,250                      6.67%
        Kevin Kimberlin (2)
        c/o Spencer Trask Securities
           Incorporated
        535 Madison Avenue
        New York, New York 10022                                416,248                      5.88%
        Peter G. Livingston (3)                                     -0-                       -0-
        Norman R. Proulx(4)                                     175,000                      2.51%
        James R. Tolbert III(5)                                  16,667                        *
        William I. Bergman (5)                                   25,000                        *
        Robert J. Hudson, M.D. (6)                               51,584                        *
        J. Vernon Knight, M.D.                                   25,000                        *
        Rand Mulford(5)                                          25,000                        *
        David L. Rainbolt (7)                                    24,480                        *
        Christopher M. Salyer (5)                                16,667                        *
        Gilbert M. Schiff, M.D. (5)                              25,000                        *
        Craig D. Shimasaki, Ph.D. (8)                            42,598                        *
        William G. Thurman, M.D.(9)                              22,917                        *
        All Directors and Executive Officers as a
        Group (12 persons)(10)                                  473,109                      6.55%

----------
* Represents less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options currently exercisable or exercisable on or before January 13, 2001, are referred to herein as "currently exercisable options", and are deemed outstanding for purposes of computing the percentage of ownership for such person but are not deemed outstanding in computing the percentage of ownership of any other person.

(2) The shares beneficially owned by Mr. Kimberlin include shares held by Oshkim Limited Partners, L.P., and 233,500 shares of common stock subject to warrants held by Oshkim and Spencer Trask Holdings, Inc.

(3) On August 9, 1999, Mr. Livingston was terminated as an officer and director of ZymeTx, Inc., and all options held by him expired unexercised on November 28, 1999.

(4)  Includes 125,000 shares subject to currently exercisable options.

(5)  Represents shares subject to currently exercisable options.

(6)  Includes 46,313 shares subject to currently exercisable options.

(7) Includes 16,667 shares subject to currently exercisable options and includes 7,813 shares beneficially owned by Trend Venture Corp.

(8)  Includes 37,141 shares subject to currently exercisable options.

(9) Includes 16,667 shares subject to currently exercisable options and includes 6,250 shares beneficially owned by the William G. and Gabrielle Thurman Living Trust (12/96).

(10) Includes 373,318 shares subject to currently exercisable options.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         Our bylaws authorize the Board of Directors to set the number of directors, which currently stands at nine members. Our certificate of incorporation and bylaws further provide that the Board of Directors will be divided into three classes, with each class consisting (as nearly as possible) of an equal number of members. At each annual meeting, the term of one class of directors expires. Directors in each class serve three-year terms.

         The Board proposes the election of three Class III directors. The Class III nominees will serve until the annual meeting of stockholders in the year 2003. If any nominee is unable or unwilling to stand for election or to serve as a director, which we do not contemplate, the Board may designate a substitute. In this event, shares represented by proxies may be voted for a substitute nominee.

BACKGROUND OF NOMINEES FOR DIRECTOR

         The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire (if elected) for each nominee for election as a director.

                                                                         IF ELECTED,
         NAME                                CLASS      FIRST ELECTED    TERM WILL EXPIRE        AGE
         ----                                -----      -------------    ----------------        ---
         Norman R. Proulx                     III           1999               2003               53

         William L. Bergman                   III           1996               2003               69

         David E. Rainbolt                    III           1996               2003               44


         Norman R. Proulx has served as the President and Chief Executive Officer of ZymeTx since August 1999. Mr. Proulx has also served as President, Chief Executive Officer and Director of Gynetics, Inc., a privately held women's healthcare company since January 2000. He has served as a director of Talisman Enterprises, Inc., a publicly held company since 1998, and he currently serves as Chairman of the Board. Mr. Proulx previously served as the Managing Director of Cortec Group, a private equity investment firm, from 1997 to 1999. From 1990 to 1996, he served as President and Chief Executive Officer of Seymour Housewares Corporation. Mr. Proulx served as President of Wilkinson Sword Limited from 1984 to 1990. From 1978 to 1984 he served first as the Chief Financial Officer, then as General Manager for Scripto/Wilkinson Sword.

         William I. Bergman has served as President of the Council on Family Health since 1990. Mr. Bergman served in various positions with Richardson-Vicks, Inc., a health and personal care products company, from 1952 until he retired in 1990. From 1985 to 1990 he served as President of Richardson-Vicks USA and, during the same period from 1988 to 1990, he served as Vice President of its parent, the Proctor & Gamble Company.

         David E. Rainbolt, has served as a director of BancFirst Corporation since July 1984. He has also served as President and Chief Executive Officer of BancFirst since January 1992, and as Executive Vice President and Chief Financial Officer from July 1984 to December 1991. Mr. Rainbolt was President of Trencor, Inc. from January 1982 to January 1984.

REQUIRED VOTE AND RECOMMENDATION

         The election of directors requires the affirmative vote of a plurality of the shares of common stock present or represented in proxy and entitled to vote at the annual meeting. Accordingly, under Delaware law, the company's certificate of incorporation and bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AND UNLESS OTHERWISE DIRECTED, PROXIES SOLICITED BY THE BOARD, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF EACH SUCH NOMINEE.

BACKGROUND OF OTHER DIRECTORS

         The following sets forth the name, principal occupation, year in which the individual first became a director, and the year in which the director's term will expire:

                                                       FIRST BECAME            TERM
         NAME                                           A DIRECTOR            EXPIRES       AGE
         ----                                          ------------           -------       ---
         James R. Tolbert, III                            1999                2001           65
         J. Vernon Knight, M.D.                           1996                2002           83
         Rand P. Mulford                                  2000                2002           57
         William G. Thurman, M.D.                         1997                2002           72
         Christopher M. Salyer                            1998                2001           48
         Gilbert M. Schiff, M.D.                          1994                2001           69

         James R. Tolbert III, Class I director, has served as our Chairman of the Board since June 1999. Mr.Tolbert has served as Chairman and President of First Oklahoma Corporation, a company that manages a diversified real estate portfolio and distributes insurance and investment products through regional banks, since 1986. Mr. Tolbert also serves as Chairman of the Dean A. McGee Eye Institute in Oklahoma City, and is the owner of the Full Circle Bookstore, the largest independently-owned bookstore in Oklahoma City.

         J. Vernon Knight, M.D., Class II director, has served as a professor at Baylor College of Medicine since 1966, and during such time has held a number of positions including Professor and Chairman of the Department of Microbiology and Immunology, Director of the Center for Biotechnology, and Professor and Acting Chairman of the Department of Molecular Physiology and Biophysics. Dr. Knight served as Clinical Director of the National Institute of Allergy and Infectious Disease at the National Institutes of Health from 1959 until 1966.

         Rand P. Mulford, Class II director, has served as a managing director of Spencer Trask Holdings, Inc. since July 1999. From March 1999 to June 1999 he served as Senior Vice President of The Immune Response Corporation, and from March 1997 until February 1999 he served as President and Chief Executive Officer of World Blood, Inc. From September 1994 to May 1995, Mr. Mulford served as the President and Chief Operating Officer of Xytronyx, Inc.

         William G. Thurman, M.D., Class II director, is currently President Emeritus of the Oklahoma Medical Research Foundation. From 1979 until his retirement in 1997, Dr. Thurman served as President and Scientific Director of OMRF. He served as Dean at Tulane University School of Medicine from 1973 until 1975. From 1975 to 1979, Dr. Thurman served as Provost and Vice President for Medical Affairs at the University of Oklahoma Health Sciences Center. Dr. Thurman continues to practice medicine as a pediatric hematologist/oncologist.

         Christopher M. Salyer, Class I director, has served as President, Chief Executive Officer and Chairman of the Board of Directors of CD Warehouse, Inc., a publicly-held retailer of recorded music, since August 30, 2000. From December 1997 to August 2000, Mr. Salyer served as the Chairman of the Board of Medical Arts Laboratory, Inc., the nation's oldest independent medical laboratory. On November 3, 2000, Medical Arts Laboratory, Inc. filed for reorganization under Chapter 11 of the bankruptcy code. He currently serves as the Chairman of the Board of Accel Financial Staffing, Inc., a temporary services company formed by Mr. Salyer in April 1995.

         Gilbert M. Schiff, M.D., Class I director, served as President of the Gamble Institute of Medical Research in Cincinnati, Ohio, from 1974 to 1995, and from 1974 to 1992 he was director of the Division of Clinical Research at that institution. The Gamble Institute merged with the Children's Hospital Research Foundation in October 1995 and became the Gamble Program for Clinical Studies, and Dr. Schiff has served as the Program's Director since such time.

EXECUTIVE OFFICERS

         Each year the Board of Directors elects the executive officers to serve until the next annual meeting of the Board and until their respective successors are chosen and qualified. Set forth below are the name, age and description of the background and principal occupation of each executive officer who is not a director.

         Craig D. Shimasaki, Ph.D., 44, has served as our Vice President of Research since 1996. From 1993 to 1996 he was employed by OMRF as Visiting Research Scientist. From 1987 until 1993, he served as Executive Director of Research and Department Head of Biochemistry of Symex. From 1983 to 1987 he worked at Genentech, Inc. as a research associate on the purification, characterization and epitope mapping of its gp120 AIDS vaccine. Dr. Shimasaki established the ZymeTx Biochemistry Department and co-developed and implemented a GMP manufacturing documentation system and manufacturing area. He has developed and optimized fluorescent antibody coupling procedures that have resulted in the investigational ViraSTAT parainfluenza MAb kit. His work includes the co-development of the format of the ViraZyme assay. He is a co-inventor of the patent for the method of the ViraZyme influenza viral detection in clinical specimens.

         G. Carl Gibson, 41, has served as our Vice President, Controller, Treasurer and Secretary since 1997. From 1989 to 1997, he was the Chief Operating Officer of First Commercial Bank, Oklahoma. From 1985 to 1989 he was the Chief Financial Officer at Citizens Bank, Oklahoma.

         Robert J. Hudson, M.D., 61, has served as our Medical Director since 1997 and was elected as Vice President of Medical and Marketing in October 1999. From 1996 to 1997 Dr. Hudson operated The Hudson Group, a healthcare consulting firm, and from 1995 to 1996 he served as Senior Vice President and Chief Medical Officer of MetraHealth. He served in various positions at Metropolitan Life Insurance Company from 1989 to 1994, including National Director of Managed Indemnity and PPO, Oklahoma Network Director and Medical Director Tulsa National Medical Management Center. Dr. Hudson was a pediatrician from 1970 to 1989.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board has an audit committee, a compensation committee, a finance committee, a mergers and acquisitions committee and a nominating committee.

         Audit Committee. The audit committee's functions include:

         o reviewing and recommending to the Board, subject to stockholder approval, the independent auditors selected to audit our financial statements, including the review and approval of the fees charged for all services by the independent auditors;

         o   reviewing the scope of the annual audit plan;

         o   reviewing our audited financial statements;

         o reviewing the management letter comments from our independent auditors, including management's responses and plans of action;

         o reviewing the proposed annual audit plan and objectives, quarterly reports of audit activity and adequacy of staff;

         o reviewing from time to time our general policies and procedures with respect to auditing, accounting and the application of resources;

         o reviewing any other matters and making special inquiries and investigations referred to it by the Board; and

         o making other recommendations to the Board as the committee may deem appropriate.

         The voting members of the audit committee are Mr. Rainbolt and Mr. Salyer. Mr. Gibson serves as a non-voting member of the audit committee. The audit committee met five times during fiscal 2000.

         Compensation Committee. The compensation committee's functions include:

         o determining base salaries, annual incentive bonus awards and other compensation awards to our executive officers; and

         o   administering the company's stock option plans.

         The current members of the compensation committee are Mr. Bergman, Dr. Thurman and Mr. Tolbert. The compensation committee met once during fiscal 2000.

         Finance Committee. The finance committee generally evaluates and makes recommendations concerning our financing activities to the Board. The finance committee did not meet during fiscal 2000.

         Mergers and Acquisitions Committee. The mergers and acquisitions committee's functions include:

         o evaluating, considering and recommending to the Board the advisability of undertaking acquisitions of other companies;

         o   recommending the purchase price payable in acquisitions; and

         o considering and making recommendations with respect to other aspects of such transactions.

         The members of the mergers and acquisitions committee are Dr. Thurman and Mr. Rainbolt. The mergers and acquisitions committee did not meet during fiscal 2000.

         Nominating Committee. The nominating committee's function is to make recommendations to the Board concerning all facets of the director selection process. Our bylaws include additional information for nominating director candidates. If you wish to propose director candidates for the nominating committee to consider, you may do so by writing to G. Carl Gibson, Secretary, at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104 and must provide the information specified in our bylaws, which includes:

         o   the candidate's name;

         o   biographical data; and

         o   qualifications.

         The written notice must be received at least 40 days prior to the stockholders' meeting. The members of the nominating committee are Dr. Thurman and Mr. Rainbolt. The nominating committee did not meet during fiscal 2000.

MEETINGS OF THE BOARD OF DIRECTORS.

         The Board held nine meetings during fiscal 2000. Each director attended at least 75% of the Board meetings and at least 75% of his respective committee meetings.

EXECUTIVE COMPENSATION AND OTHER MATTERS

         Summary Compensation Table. The following information summarizes the annual and long-term compensation of our President and Chief Executive Officer and the other three most highly compensated executive officers, for fiscal years 1998, 1999 and 2000.

                                                                                           LONG TERM
                                                                                      COMPENSATION AWARDS
                                                                                      -------------------
                                                                                                      SECURITIES
                                                                            RESTRICTED STOCK          UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR   SALARY ($)    BONUS($)        AWARD(S) ($)            OPTIONS(#)
---------------------------              ----   ----------    --------        ------------            ----------
Norman R. Proulx(1)                      2000       $143,602     $50,000          $198,063               250,000
President and Chief Executive Officer    1999             --          --                --                    --
                                         1998             --          --                --                    --

Peter G. Livingston(2)                   2000        157,083      18,125                --                    --
President and Chief Executive Officer    1999        145,000      18,125                --                    --
                                         1998        146,260      18,125                --                33,669

Craig D. Shimasaki, Ph.D.                2000        121,667       4,200                --                50,647
Vice President of Research               1999        104,583       5,200                --                13,553
                                         1998         99,167       5,200                --                    --

Robert J. Hudson, M.D.(3)                2000        159,167      13,660                --                54,940
Vice President of Medical and Marketing  1999        153,750          --                --                 7,687
                                         1998        125,000          --                --                20,000

----------

(1)  Mr. Proulx was named President of ZymeTx on August 9, 1999.

(2) On August 9, 1999, Mr. Livingston's employment was terminated and his options expired November 28, 1999.

(3) Dr. Hudson was named Vice President of Medical and Marketing on October 1, 1999.

         Stock Options. The following table provides information about grants of stock options made during fiscal 2000 to each of the named executive officers.

                                           NUMBER OF             % OF TOTAL
                                          SECURITIES           OPTIONS GRANTED      EXERCISE OR
                                       UNDERLYING OPTIONS      TO EMPLOYEES IN      BASE PRICE
                                            GRANTED             FISCAL YEAR (1)     ($/SH.) (2)   EXPIRATION DATE
                                       ------------------      ---------------      -----------   ---------------
Norman R. Proulx                           50,000(3)                 9.01%               $ 2.00          9/10/09
                                          200,000(4)                36.08%                2.625           2/1/10
Peter G. Livingston (5)                          -0-                    --                   --               --
Craig D. Shimasaki, Ph.D.                  50,647(6)                 9.14%                 2.25          10/1/09
Robert J. Hudson, M.D.                     54,940(6)                 9.91%                 2.25          10/1/09


----------

(1) We granted employees options to acquire 554,387 shares of our common stock in fiscal 2000.

(2) The exercise price of each option was equal to 100% of the fair market value of the common stock on the date of grant, as determined by the compensation committee of the Board of Directors.

(3) Vests at a rate of 50% on each of September 22, 2000 and September 22, 2001.

(4)  Vests at a rate of 50% on each of December 31, 2000 and December 31, 2001.

(5) On August 9, 1999, Mr. Livingston's employment was terminated and 228,669 stock options previously granted to him were cancelled on November 28, 1999.

(6)  Vests at a rate of 50% on each of October 1, 2000 and October 1, 2001.

         OPTION EXERCISES AND YEAR END VALUE TABLE. The following table shows information about the number and estimated value of the unexercised options for the named executive officers at June 30, 2000.

                                SHARES         VALUE            NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              ACQUIRED ON    RECEIVED          UNDERLYING UNEXERCISED                  IN-THE-MONEY
                             EXERCISE (#)       ($)        OPTIONS AT FISCAL YEAR-END (#)    OPTIONS AT FISCAL YEAR-END ($)(1)
                             ------------    --------      ------------------------------    ---------------------------------

NAME                                                       EXERCISABLE      UNEXERCISABLE    EXERCISABLE         UNEXERCISABLE
----                                                       -----------      -------------    -----------         -------------
Norman R. Proulx                 -0-           -0-              -0-            50,000                -0-           $6,250.00
                                                                -0-           200,000                -0-                 -0-

Peter G. Livingston (2)          -0-           -0-              -0-               -0-                -0-                 -0-

Craig D. Shimasaki, Ph.D.        -0-           -0-            8,430            60,810           5,672.25                 -0-

Robert J. Hudson, M.D.           -0-           -0-           11,921            70,705                -0-                 -0-


----------
(1) Calculated on the basis of the fair market value of the underlying securities at June 30, 2000 ($2.125) minus the exercise price.

(2) On August 9, 1999, Mr. Livingston's employment was terminated and on November 28, 1999 all options held by Mr. Livingston expired.

AGREEMENTS WITH OFFICERS

         We entered into an Executive Services Agreement with Norman R. Proulx, our President and CEO, effective January 1, 2000. The agreement provides for an annual salary of $125,000 and bonuses payable as follows:

         o for each fiscal year commencing with fiscal year ending June 30, 2001, a bonus equal to 50% of his annual salary for each fiscal year in which we achieve our budgeted cash flow, sales volumes or other relevant objectives for such fiscal year; and

         o in the event the per share closing price of our common stock exceeds $4.00 during any period of 20 consecutive trading days, a bonus ranging from $50,000 for a price per share of $4.00 to $325,000 for a price per share of $8.00, and increasing for any per share price over $8.00.

As additional consideration under the agreement we granted Mr. Proulx 200,000 qualified stock options. Either party may terminate the agreement at any time upon 30 days notice.

         We entered into an Executive Services Agreement with Peter G. Livingston, our former President and CEO, effective July 1, 1997. The agreement provided for an annual salary of $145,000, and an annual bonus of up to 50% of his annual salary, if and to the extent awarded. The agreement was terminable by either party at any time upon 30 days notice.

         On July 15, 1999 we extended the term of Mr. Livingston's Executive Services Agreement until July 1, 2000. However, on August 9, 1999
Mr. Livingston's employment was terminated and on August 23, 1999 we gave
Mr. Livingston notice of such termination for purposes of the Executive Services Agreement. Under the Executive Services Agreement we are obligated to pay
Mr. Livingston his monthly salary for 12 months totaling $145,000 starting on September 23, 1999, and 50% of his previous bonus totaling $9,062.50. Additionally, 57,167 stock options held by Mr. Livingston at the time his employment was terminated became vested and exercisable. Mr. Livingston also was entitled to purchase an aggregate of 211,835 shares of common stock, including those that immediately vested upon notice of his termination. All of the referenced stock options expired on unexercised November 28, 1999.

         On July 29, 1996 we entered into a Noncompetition Agreement with Craig
D. Shimasaki, Ph.D. This agreement provides that in the event Dr. Shimasaki's employment is terminated without cause, we will pay Dr. Shimasaki as severance an amount equal to his annual salary at the time of his termination.

         On April 14, 1999, we entered into Severance Compensation Agreements with Mr. Gibson, Dr. Hudson, Mr. Livingston, Dr. Shimasaki and Charles E. Seeney. Thereafter, Mr. Seeney resigned and Mr. Livingston was terminated. Each of the agreements provides that if the respective officer is terminated following a change in control, we will pay the officer either:

         o    an amount equal to the officer's annual salary; or

         o    two times the amount of the officer's annual salary.

         The amount payable depends on the conditions involved in the change in control. This Severance Compensation Agreement does not apply if the officer is terminated due to disability, retirement, for cause or if such officer resigns.

EMPLOYEE STOCK PURCHASE PLAN

         We adopted the ZymeTx Employee Stock Purchase Plan effective January 1, 1999. The plan permits each eligible employee to have up to 10% of their compensation deducted from their pay during any quarter for the purpose of exercising options to purchase shares of our common stock. An employee must have completed at least three months of service with our company before being eligible to participate in the plan. The option price under the plan is the lesser of 85% of the price of the stock on the first day of such quarter or 85% of the price of the stock on the last day of such quarter. Options will be continually granted and automatically exercised each quarter in which the plan is in effect. The Board has authorized 50,000 shares for issuance under the plan. For the year ended June 30, 2000, 15,652 shares of stock were purchased through the plan for a total of $26,159, or $1.67 per share.

COMPENSATION OF DIRECTORS

         Non-employee directors are paid $1,000 per quarter, plus $500 for each telephonic meeting, for serving as directors and are granted options to purchase shares of our common stock.

CHANGES IN CONTROL

         We do not know of any arrangements (including any pledge by a person of our securities), which would result in a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of the original and amended Forms 3 and 4 furnished to us during fiscal 2000, we know of the following failures to file reports required by Section 16(a) of the Exchange Act on a timely basis: Mr. Pederson failed to timely file a Form 4 for the sale of common stock during July 1999; Mr. Proulx failed to timely file a Form 4 for the grant of stock options in September 1999; and Mr. Tolbert failed to timely file a Form 4 for the grant of stock options in March 1999.

                                  PROPOSAL TWO

                                  AMENDMENTS TO
                               STOCK OPTION PLANS

GENERAL

         On September 7, 2000, our Board of Directors approved amendments to our employee stock option plan and our director's stock option plan, to increase the aggregate number of shares of common stock reserved for issuance pursuant to both plans by 250,000 shares, to a total of 1,250,000 shares. The Board expressly provided that these amendments were subject to approval by our stockholders.

REASONS FOR THE AMENDMENTS

         The Board of Directors believes that it is in our best interest to encourage ownership of our stock by the company's employees and directors. Providing an opportunity to hold an equity interest in our company helps us attract and retain key employees and directors, which is critical to our long-term success. We anticipate that the aggregate number of shares of common stock available under the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan will be depleted by December, 2000, and our Board of Directors has determined that, to continue to provide performance-based incentive to our management and key employees, it is in our best interest to increase the number of shares of common stock available for grant of options under each of these plans.

         To provide additional shares of common stock for which options may be granted under the employees and directors plans, the Board of Directors has approved the amendments attached to this proxy statement as Annexes A and B, and has directed that these amendments be submitted to the stockholders for their approval.

CERTAIN CONSIDERATIONS

         Stockholders should note that certain disadvantages may result from approval of the amendment of the employees and directors stock option plans, including a reduction in their interest of the company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of common stock are granted and subsequently exercised.

REQUIRED VOTE AND RECOMMENDATION

         The affirmative vote of the holders of a majority of the outstanding shares of common stock, present and voting at the meeting in person or by proxy, is required to approve the amendments to the stock option plans.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE STOCK OPTION PLANS, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSAL. BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS MAY BE GRANTED OPTIONS UNDER ONE OR BOTH OF THESE PLANS, EACH OF THE EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY HAS AN INTEREST IN, AND MAY BENEFIT FROM, THE APPROVAL OF THE AMENDMENTS TO THESE PLANS.

                                 PROPOSAL THREE

            APPROVAL AND ADOPTION OF A CONSULTANTS STOCK OPTION PLAN

GENERAL

         On November 17, 1999, the Board of Directors adopted the ZymeTx, Inc. Consultants Stock Option Plan, subject to stockholder approval, and reserved 100,000 shares of common stock for issuance upon exercise of options under such plan. The Board of Directors is requesting that the stockholders approve and ratify the adoption of the consultants stock option plan.

         A copy of the consultants stock option plan is appended as Annex C to this proxy statement.

PURPOSE OF THE CONSULTANTS STOCK OPTION PLAN

         The Board of Directors adopted the consultants stock option plan to enable us to offer additional incentives to consultants performing services for the company and to motivate such consultants to exert their best efforts on behalf of our company by enlarging their personal stake in our company's success.

ADMINISTRATION

         The consultants stock option plan will be administered by a committee consisting of not less than three directors appointed by the Board of Directors. The Board of Directors has appointed the compensation committee to administer the plan. The members of the compensation committee are Mr. Bergman, Dr. Thurman and Mr. Tolbert. The committee will have sole and final authority to interpret the provisions of the consultants stock option plan and the terms of any option issued under such plan, and to promulgate and interpret the rules and regulations relating to the consultants stock option plan and options that it deems necessary or desirable. Members of the compensation committee will not receive any additional compensation for their services in connection with their administration of the consultants stock option plan.

ELIGIBILITY AND PARTICIPATION

         The consultants stock option plan provides for the granting of options to any person engaged by the company or its subsidiaries to perform consulting services as of the date of adoption of the plan or as of any date thereafter and prior to the expiration or termination of the plan who, in the opinion of the committee, has a capacity for contributing in substantial measure to the success of the company and its subsidiaries.

TERMS AND CONDITIONS OF OPTIONS

         An option agreement in the form adopted by the compensation committee, will evidence each option granted under the consultants stock option plan. Such agreement will set forth the terms and conditions governing the option, including the number of shares of common stock to which it relates, the price at which the participant may purchase the underlying shares of common stock, when the participant may exercise the option, and when the option expires. We do not receive any consideration for granting options under the consultants stock option plan, although participants may be required to satisfy eligibility requirements and vesting requirements for the exercise of options granted thereunder.

         Number of Shares.The compensation committee determines the number of shares covered by each option granted under the consultants stock option plan.

         Exercise of Options. A participant in the consultants stock option plan may exercise an option by delivering to the company of a written notice signed by the participant, which specifies the number of shares of common stock as to which the participant is exercising the option and the date of the proposed exercise. A participant may pay for the shares of common stock being purchased in cash (by certified check or bank cashier's check), in shares of common stock owned by the participant and valued at their fair market value on the date of exercise, or in a combination of cash and shares of common stock.

         Participants may not exercise any options unless we have registered the shares of common stock underlying the options under the Securities Act, and any applicable state securities laws or unless, in the opinion of counsel to the company, the exercise qualifies for an exemption from registration. Prior to a change in control, as defined under "Vesting and Termination of Options" below, we will not have any obligation to register the shares of common stock underlying the options or to comply with an appropriate exemption from registration in order to permit the exercise of an option. If we choose to comply with an exemption from registration, the shares of common stock issued under the consultants stock option plan, at the direction of the compensation committee, may bear an appropriate restrictive legend. In the event of a change in control, as defined below, we will be obligated to register the shares of common stock underlying the options or to comply with an appropriate exemption from registration.

         The holder of an option under the consultants stock option plan will not have any rights with respect to the shares of common stock underlying the option until:

         o   the option is exercised in the manner provided by the plan; and

         o   we actually issue the shares of common stock to the participant.

         Accordingly, we will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of common stock under the option. However, we will adjust the number of shares of common stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization" below.

         Exercise Price of Options. The exercise price of the options under the consultants stock option plan will equal the fair market value of our common stock on the date of the grant of the options. "Fair market value" is the average of the closing bid and asked prices for our common stock. On November 8, 2000, the average of the closing bid and asked prices for our common stock was $2.66 per share.

         Vesting and Termination of the Options. Except as provided in the option agreement, an option may be exercised in whole or in part at any time during its term. An option granted under the consultants stock option plan will expire one year after the date of its grant. At the end of such one-year term or any extension to such term, the term of such option may be extended for an additional year if the participant is serving as a consultant to the company at such time and the committee determines in its sole discretion that the participant will likely continue in such capacity and notifies the participant of such determination. In no event, however, will any option be exercisable after the expiration of five years from the date such option was granted.

         Non-Transferability of the Options. The holder of an option granted under the consultants stock option plan will not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his lifetime.

         Other Provisions. Nothing in the consultants stock option plan will confer upon any participant any right with regard to the retainer of a participant's services as a consultant, or interfere in any way with the right of our stockholders or the Board of Directors, at any time, to terminate the services of a participant.

OPTIONS GRANTED

         Rand P. Mulford, one of our directors who also serves as a consultant to the company, was granted 25,000 options under the consultants stock option plan. Such options are exercisable at a price of $2.063 per share and expire November 17, 2009. An additional 25,000 options having an exercise price of $2.970 per share and 5,000 options having an exercise price of $2.063 per share have been granted to consultants who are not officers or directors of the company. All options previously granted under the consultants stock option plan are subject to the approval of the plan by our stockholders at the annual meeting.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         If we subdivide or combine our common stock, whether by reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the number of shares of common stock authorized under the consultants stock option plan, the number of shares of common stock then subject or relating to unexercised options granted under the consultants stock option plan, and the exercise price per share will adjust proportionately. In the event of any capital reorganization or reclassification of our common stock other than as described above, the compensation committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the consultants stock option plan and the number of shares of common stock then subject or relating to unexercised options granted under the consultants stock option plan.

AMENDMENT OR TERMINATION

         The Board of Directors, at any time and from time to time, may suspend, discontinue, modify or amend the consultants stock option plan in any respect. However, the Board of Directors may not suspend, discontinue, modify or amend the consultants stock option plan to affect adversely the rights of a participant with regard to any grants previously made, without the participant's approval. No amendment or modification which increases the number of shares of common stock authorized by the consultants stock option plan (except as set forth under "Adjustments Upon Changes in Capitalization" above, will become effective without shareholder approval.

         The consultants stock option plan will continue in effect for 10 years after the original date of their adoption.

FEDERAL TAX ASPECTS

         Non-Qualified Options. Options granted under the consultants stock option plan are nonqualified options under Section 422A of the Internal Revenue Code. A participant under the consultants stock option plan will not recognize federal taxable income upon the grant of a nonqualified option; however, in the year in which the participant exercises the option, ordinary income will be recognized equal to the amount by which the fair market value of the purchased shares of common stock exceeds the option exercise price.

         The fair market value of the shares of common stock will constitute the tax basis of the common stock for computing gain or loss on any subsequent sale. We will have the right to a business expense deduction for our taxable year that includes the last day of the participant's taxable year in which the participant recognizes income as a result of the exercise of the nonqualified option. We will treat the income recognized by our deduction on its fulfilling the employee withholding requirements with regard to the recognition of income by the participant. The participant must recognize income even if the participant continues to hold the shares of common stock until a later date. The participant will recognize additional gain or loss upon the subsequent disposition of the shares of the common stock.

         If the participant pays the exercise price under an option in the form of shares of our common stock, the participant will not recognize any taxable income to the extent that the shares of common stock received upon the exercise of the nonqualified option equal the number of shares of common stock delivered in payment of the option exercise price. For federal income tax purposes, those newly acquired shares of common stock will have the same basis and holding period as the delivered shares of common stock. The participant generally will have to report all additional shares of common stock received upon the exercise as ordinary income for the year of exercise in an amount equal to the fair market value of the additional shares of common stock as of the date of the exercise. Those additional shares of common stock will have a tax basis equal to their fair market value and their holding period for tax purposes will begin on the date of their transfer to the participant.

         Withholding Taxes. We will have the right to require a participant to remit to us in cash an amount sufficient to satisfy federal, state and local withholding requirements, if any, prior to the delivery of any certificate for shares of common stock acquired pursuant to the exercise of the options. Notwithstanding the foregoing but subject to the approval of the compensation committee, a participant may tender to us a number of shares of common stock or we may withhold a number of shares of common stock the fair market value of which will satisfy the federal, state and local tax requirements.

CERTAIN CONSIDERATIONS

         Stockholders should note that certain disadvantages may result from the adoption of the consultants stock options plan, including a reduction in their interest of the company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of common stock are granted and subsequently exercised.

REQUIRED VOTE AND RECOMMENDATION

         The affirmative vote of the holders of a majority of the outstanding shares of common stock, present and voting at the meeting in person or by proxy, is required to approve the consultants stock option plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSULTANTS STOCK OPTION PLAN, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSALS. RAND P. MULFORD, ONE OF OUR DIRECTORS, IS A CONSULTANT TO THE COMPANY AND HAS BEEN GRANTED OPTIONS UNDER THE CONSULTANTS PLAN, SUBJECT TO THE PLAN'S APPROVAL. IF THE PLAN IS APPROVED, MR. MULFORD AND ANY OTHER DIRECTOR WHO SERVES AS A CONSULTANT TO THE COMPANY MAY BENEFIT FROM THE PLAN.

                                  PROPOSAL FOUR

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected Ernst & Young LLP as independent certified public accountants to audit our consolidated financial statements for the fiscal year ending June 30, 2001. We ask that you ratify such selection. We must have an affirmative vote by a majority of the outstanding shares of common stock present at the meeting in person or by proxy to ratify the appointment of Ernst & Young LLP as independent certified public accountants. Ernst & Young LLP served as our independent certified public accountants and reported on our consolidated financial statements for fiscal 2000. We expect representatives of Ernst & Young LLP to attend the annual meeting, respond to appropriate questions and be given the opportunity to speak.

         Your ratification is not required for the selection of Ernst & Young LLP since the Board is responsible for selecting our independent certified public accountants. However, the selection is submitted for ratification so we can have your opinion, which the Board will take into consideration in future deliberations.

         THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR ZYMETX FOR FISCAL YEAR ENDING JUNE 30, 2001.

                          ANNUAL REPORT ON FORM 10-KSB

         YOU MAY REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2000, BY WRITING G. CARL GIBSON, SECRETARY, ZYMETX, INC., 800 RESEARCH PARKWAY, SUITE 100, OKLAHOMA CITY, OKLAHOMA 73104.

                                  OTHER MATTERS

        At the date of this proxy statement, management was not aware of any matters not referred to herein that would be presented for action at the annual meeting. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                       By Order of the Board of Directors

                                       G. CARL GIBSON

                                       SECRETARY

Dated: November 14, 2000

                                     ANNEX A

                                 FIRST AMENDMENT
                                       TO
                         ZYMETX, INC. STOCK OPTION PLAN


         1. Paragraph 6 of the ZymeTx, Inc. Stock Option Plan is hereby deleted in its entirety and replaced by the following:

                  6. Stock Subject to the Plan. Subject to adjustment as provided in Section 13 hereof, Options may be granted pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed One Million Two Hundred Fifty Thousand (1,250,000) Shares, less, at the time of such grant, the sum of: (i) any Shares subject to outstanding options under the "ZymeTx, Inc. Directors Stock Option Plan" (the "Directors Plan") and (ii) any Shares previously issued upon the exercise of options granted under the Directors Plan.

         2. Except as expressly amended by this First Amendment, the ZymeTx, Inc. Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                     ANNEX B

                                 FIRST AMENDMENT
                                       TO
                    ZYMETX, INC. DIRECTORS STOCK OPTION PLAN

         1. Paragraph 6 of the ZymeTx, Inc. Directors Stock Option Plan is hereby deleted in its entirety and replaced by the following:

                  6. Stock Subject to the Plan. Subject to adjustment as provided in Section 12 hereof, Options may be granted pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed One Million Two Hundred Fifty Thousand (1,250,000) Shares, less, at the time of such grant, the sum of: (i) any Shares subject to outstanding options under the "ZymeTx, Inc. Stock Option Plan" (the "Stock Option Plan") and (ii) any Shares previously issued upon the exercise of options granted under the Stock Option Plan.

         2. Except as expressly amended by this First Amendment, the ZymeTx, Inc. Directors Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                     ANNEX C

                          CONSULTANTS STOCK OPTION PLAN


                                  ZYMETX, INC.
                          CONSULTANT STOCK OPTION PLAN


         1. Purpose. The purposes of the Plan are to enable the Company to offer additional incentives to consultants performing services for the Company and to motivate such consultants to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company's success.

         2. Definitions. As used in the Plan, the following definitions apply to the terms indicated below:

                  "BOARD" means the Board of Directors of the Company.

                  "COMMITTEE" means the committee appointed by the Board from time to time to administer the Plan pursuant to Section 4 hereof.

                  "COMPANY" means ZymeTx, Inc.

                  "FAIR MARKET VALUE" of a Share on a given day means, if Shares are listed on an established stock exchange or exchanges, or the Nasdaq National Market, the highest closing sales price of a Share as reported thereon; or if not so reported, the average of the bid and asked prices, as reported on the Nasdaq Small Cap Market or the Nasdaq OTC Bulletin Board. If the price of a Share shall not be so quoted, the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "OPTION" means a right to purchase Shares under the terms and conditions of the Plan as evidenced by an option certificate in such form not inconsistent with the Plan, as the Committee may adopt for general use or for specific cases from time to time.

                  "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option under Section 422 of the Code and which is identified as a Nonqualified Stock Option in the agreement by which it is evidenced.

                  "PARTICIPANT" means any consultant engaged by the Company to perform services and eligible to participate in the Plan under Section 5 hereof to whom an Option is granted under the Plan.

                  "PLAN" means the ZymeTx, Inc. Consultant Stock Option Plan, including any amendments to the Plan.

                  "SHARES" means shares of the Company's Common Stock, $.001 par value, now or hereafter owned by the Company as treasury stock or authorized but unissued shares of the Company's Common Stock, subject to adjustment as provided in the Plan.

                  "SUBSIDIARY" means any corporation, now or hereafter existent, in which the Company owns, directly or indirectly, stock comprising fifty percent or more of the total combined voting power of all classes of stock of such corporation.

         3. Plan Adoption and Term.

                  A. The Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter.

                  B. Subject to the provisions hereinafter contained relating to amendment or discontinuance, the Plan shall continue in effect for ten years from the date of its adoption by the Board. No option may be granted hereunder after such ten-year period.

         4. Administration of the Plan. The Plan shall be administered by the Committee, consisting of not less than three persons, who shall be directors of the Company, who shall not be employees of the Company, and who shall be appointed by the Board to serve at the pleasure of the Board. Except as otherwise expressly provided in the Plan, the Committee shall have sole and final authority to interpret the provisions of the Plan and the terms of any Option issued under it and to promulgate and interpret such rules and regulations relating to the Plan and Options as it may deem necessary or desirable for the administration of the Plan. Without limiting the foregoing, the Committee shall, subject to Section 6 and to the extent and in the manner contemplated herein, determine who shall receive Options under the Plan and how many Shares shall be subject to each such Option. The Committee shall report to the Board the names of those granted Options and the terms and conditions of each Option granted by it. The Committee may correct any defect in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

                  No member of the Committee shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fraud or bad faith.

         5. Eligibility. Persons engaged by the Company or its Subsidiaries to perform consulting services, who, in the opinion of the Committee, have a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries, shall be eligible to participate in the Plan.

         6. Stock Subject to the Plan. Subject to adjustment as provided in
Section 13 hereof, Options may be granted pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed One Hundred Thousand (100,000) Shares. If, prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

         7. Options. All Options granted under the Plan shall be Nonqualified Stock Options and shall be clearly identified as such. All Options granted under the Plan shall be evidenced by agreements in such form, not inconsistent with the Plan, as the Committee may adopt for general use or for specific use from time to time. An Option shall be deemed "granted" under the Plan on the date on which the Committee, by appropriate action, awards the Option to a Participant, or on such subsequent date as the Committee may designate.

         8. Option Price. The price per share at which Shares may be purchased pursuant to any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date the Option is granted.

         9. Duration of Options. Each Option granted hereunder shall be exercisable for a period of one year from the date of grant; however, at the end of such term (or at the end of any extension to such term) the term of such Option may be extended for an additional year if the Participant is serving as a consultant to the Company at such time and the Committee determines in its sole discretion that the Participant will likely continue in such capacity and notifies the Participant of such determination. In no event, however, shall any Option granted hereunder be exercisable after the expiration of five years from the date such Option was granted. All Options shall be subject to earlier termination as provided elsewhere in the Plan.

         10. Conditions Relating to Exercise of Options.

                  A. The Board may, at its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of stock.

                  B. No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution and Options shall be exercisable during the lifetime of a Participant only by such Participant. If a Participant dies while an Option is currently exercisable, the Option may be exercised within such exercise period on the date of death (but in no event later than the expiration of the term of such Option) by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.

                  C. An Option shall be exercised by the delivery to the Company of a written notice signed by the Participant, which specifies the number of Shares with respect to which the Option is being exercised and the date of the proposed exercise. Such notice shall be delivered to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the date of the proposed exercise and shall be accompanied by the applicable option certificate evidencing the Option. A Participant may withdraw such notice at any time prior to the close of business on the proposed date of exercise, in which case the option certificate evidencing the Option shall be returned to the Participant.

                  D. Payment for Shares purchased upon exercise of an Option shall be made at the time of exercise either in cash, by certified check or bank cashier's check or in Shares owned by the Participant and valued at their Fair Market Value on the date of exercise, or partly in Shares with the balance in cash or by certified check or bank cashier's check. Any payment in Shares shall be effected by their delivery to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank.

                  E. Certificates for Shares purchased upon exercise of Options shall be issued and delivered as soon as practicable following the date the Option is exercised. Certificates for Shares purchased upon exercise of Options shall be issued in the name of the Participant.

                  F. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration.

                  G. Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of capital stock of the Company, and as a condition to receiving any Shares, shall execute all such instruments as the Company in its sole discretion may deem necessary or advisable.

         11. No Employment Rights. Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of the consulting services to be rendered by the Participant to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

         12. Rights of a Stockholder. No person shall have any rights with respect to any Shares covered by or relating to any grant hereunder of an Option until the date of issuance of a certificate to him evidencing such Shares. Except as otherwise expressly provided in the Plan, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such certificate is issued.

         13. Adjustment Upon Changes in Capital Stock.

                  A. If the capital stock of the Company shall be subdivided or combined, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, then the number of Shares authorized under the Plan, the number of Shares then subject to or relating to unexercised Options granted hereunder and the exercise price per Share will be adjusted proportionately. A stock dividend shall be treated as a subdivision of the whole number of Shares equal to such whole number of Shares so outstanding plus the number of Shares issued as a stock dividend.

                  B. In the case of any capital reorganization or any reclassification of the capital stock of the Company (except pursuant to a transaction described in Paragraph A of this Section 13) (a "Reorganization"), appropriate adjustment may be made by the Committee in the number and class of shares authorized to be issued under the Plan and the number and class of shares subject to or relating to Options awarded under the Plan and outstanding at the time of such Reorganization.

                  C. Each Participant will be notified of any adjustment made pursuant to this Section 13 and any such adjustment, or the failure to make such adjustment, shall be binding on the Participant.

                  D. Except as expressly set forth herein, the number and kind of Shares subject to Options, shall not be affected by any transaction (including, without limitation, any merger, recapitalization, stock split, stock dividend, issuance of stock or similar transaction) affecting the capital stock of the Company and no Participant shall be entitled to any additional Options on account thereof.

         14. Amendment of the Plan.

                  A. The Board may at any time and from time to time suspend, discontinue, modify or amend the Plan in any respect whatsoever except that the Board may not suspend, discontinue, modify or amend the Plan so as to adversely affect the rights of a Participant with respect to any grants that have theretofore been made to such Participant without such Participant's approval.

                  B. No amendment to or modification of the Plan which, except as provided in Sections 6 and 13 hereof, increases the number of Shares that may be issued under the Plan, shall be effective without stockholder approval.

         15. Miscellaneous.

                  A. It is expressly understood that the Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of the Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may be granted hereunder.

                  B. All rights hereunder shall be governed by and construed in accordance with the laws of Oklahoma.

                  C. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

Adopted November 17, 1999.

                                     ANNEX D
                                  FORM OF PROXY
                                  ZYMETX, INC.
                         800 RESEARCH PARKWAY, SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73104

THE UNDERSIGNED STOCKHOLDER OF ZYMETX, INC. HEREBY APPOINTS JAMES R. TOLBERT III AND G. CARL GIBSON AS PROXIES EACH OF THEM WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK OF THE COMPANY HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 14, 2000, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 13, 2000, OR ANY ADJOURNMENT THEREOF.

1.   ELECTION OF CLASS III DIRECTORS

         _______FOR all nominees listed below                          _______ WITHHOLD AUTHORITY
         (except as marked to the contrary below)                      to vote for all nominees listed below

         Norman R. Proulx                         William I. Bergman               David E. Rainbolt


(INSTRUCTION): TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).


--------------------------------------------------------------------------------


2. PROPOSAL to approve an increase in the shares of common stock, par value $.001, subject to the ZymeTx, Inc. Stock Option Plan and the ZymeTx, Inc. Directors Stock Option Plan from 1,000,000 shares to 1,250,000 shares under both stock option plans collectively.

       [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

3. PROPOSAL to approve and ratify a proposal to adopt the ZymeTx, Inc. Consultants Stock Option Plan covering an aggregate of 100,000 options to purchase shares of ZymeTx, Inc. common stock.

       [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

4. PROPOSAL to ratify the selection of Ernst & Young LLP as ZymeTx's independent auditors for the fiscal year ending June 30, 2000.

       [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

Dated:                 , 2000       Please sign exactly as name appears below.
      -----------------             When shares are held by joint tenants, both
                                    should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:                                , 2000
                                          --------------------------------

                                    x
                                     -------------------------------------------
                                                    (Signature)

                                    x
                                     -------------------------------------------
                                             (Signature, if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.